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                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference into the Company's Registration Statements on Form S-8 (Registration Nos. 33-6425, 33-14984, 33-33602, 33-42345,
33-69650, 33-58515, 33-64901, 333-15641, 333-39151, 333-43969 and 333-46187) and
Registration Statements on Form S-3 (333-45541 and 333-48259) of our report dated February 12, 1998 on our audits of the consolidated financial statements of SunGard Data Systems Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, which report on the consolidated financial statements is incorporated by reference in this Report on Form 10-K.



COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1998